As filed with the Securities and Exchange Commission on June 11, 2012
Registration No. 333- 144959

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2903562 (I.R.S. Employer Identification No.)

No. 2, Jing You Road,
Kunming National Economy &
Technology Developing District,
People’s Republic of China 650217
011-86-871-728-2628
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Feng Lan
Chief Executive Officer and President
No. 2, Jing You Road,
Kunming National Economy &
Technology Developing District,
People’s Republic of China 650217

011-86-871-728-2628
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Ying Cao, Esq.
Pryor Cashman LLP
7 Times Square
New York, NY 10036
(212) 326-0243

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333- 144959) (the “Registration Statement”) of China Shenghuo Pharmaceutical Holdings, Inc., a Delaware corporation (the “Company”), originally filed on September 18, 2007 and was declared effective on September 19, 2007.  The Registration Statement acts as post-effective amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-137689) which was originally declared effective on June 14, 2007, and pre-effective amendment No. 1 to Form SB-2 on Form S-3 (Registration No. 333-144959).  Pursuant to the Registration Statement, the Company registered the resale from time to time of 4,006,400 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share, by certain selling stockholders.

This Post-Effective Amendment is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kunming, People’s Republic of China, on June 11, 2012.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

By:	/s/ Feng Lan
Feng Lan
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on June 11, 2012.

Signature	Title

/s/ Feng Lan	Chief Executive Officer and President
Feng Lan	(Principal Executive Officer)

/s/ Raymond Wang	Chief Financial Officer
Raymond Wang	(Principal Financial and Accounting Officer)

/s/ Gui Hua Lan	Non-executive Chairman of the Board
Gui Hua Lan

/s/ Lei Lan	Vice President and Director
Lei Lan

/s/ Yunhong Guan	Director
Yunhong Guan

/s/ Jason Yuanxin Zhang	Director
Jason Yuanxin Zhang

/s/ Xiaobo Sun	Director
Xiaobo Sun